Exhibit 99.1

Eyenovia Prices Public Offering of Common Stock

NEW YORK, New York – December 19, 2018 – Eyenovia, Inc. (“Eyenovia” or the “Company”) (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print technology, has priced its underwritten public offering of 1,200,000 shares of common stock at an offering price of $2.45 per share. In addition, Eyenovia has granted the underwriter a 45-day option to purchase up to an additional 180,000 shares to cover over-allotments, if any. All of the shares are being offered by the Company.

The Company expects to receive gross proceeds from the offering, excluding the exercise of the over-allotment option, if any, of approximately $2.9 million, excluding underwriting discounts and commissions and other offering-related expenses. Assuming the full exercise of the over-allotment option, the gross proceeds may reach approximately $3.4 million.

The Company intends to use the net proceeds from the offering to initiate Phase III clinical trials for MicroPine and MicroProst, complete formulation work for each development program, and for general corporate purposes, including working capital. The offering is expected to close on or about December 21, 2018, subject to the satisfaction of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD) is acting as sole book-running manager for the offering.

A registration statement on Form S-1 relating to the shares of common stock being offered was filed with the Securities and Exchange Commission (the “SEC”) and is effective. Copies of the final prospectus relating to this offering may be obtained, when available, by request to the offices of National Securities Corporation, Attention: Christopher Passarelli, 200 Vesey Street, 25th Floor, New York, New York 10281, telephone: (212) 417-8164 or by email at prospectusrequest@nationalsecurities.com; or on the SEC’s website at http://www.sec.gov.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is a specialty biopharmaceutical company building a portfolio of next generation topical eye treatments based on its proprietary delivery and formulation platform for microdosing. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for myopia progression, glaucoma, mydriasis and other eye diseases.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things, market conditions, the satisfaction of customary closing conditions for the proposed offering, and other risks and uncertainties described in the registration statement filed with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Company Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenoviabio.com

Investor Contact:

The Ruth Group

Tram Bui / Alexander Lobo

Phone: 646-536-7035/7037

tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

508-280-6592

kthomas@theruthgroup.com